UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) Of

The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: December 9, 2014

DATE OF REPORT: January 13, 2015

GENERATION ZERO GROUP, INC.

 (Exact Name of Registrant As Specified In Its Charter)

Nevada	000-55287	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,

 SUITE #253

WEDDINGTON, NC  28104

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707

(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On or around December 9, 2014, Generation Zero Group, Inc. (the “Company”, “we” and “us”) entered into a digital marketing agreement with reddbug Group (“reddbug”).  Pursuant to the agreement, reddbug agreed to provide us online advertising, marketing services, search engine optimization and other consulting services in connection with Find.com.  We agreed to pay reddbug a retainer in the amount of $3,150, and to be billed monthly based on actual services provided, and replenish the retainer as needed, and with half of future amounts due payable in restricted shares of our common stock, subject to reddbug meeting applicable exemptions for registration, based on the average daily closing price of the Company’s common stock in the prior quarter.  The agreement has a term of twelve months from December 2014 to November 2015, provided that either party may terminate the agreement with thirty days prior written notice in the event of the breach of the agreement by the non-terminating party.

reddbug is temporarily taking on increased responsibilities with the departure of Mr. Waldo discussed below and the Company will provide an update regarding a more permanent structure once it has been developed.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the agreement described in Item 1.01 above, the Company agreed to issue restricted shares of common stock in consideration for services rendered on a quarterly basis in arrears with the first period covering December 2014 through March 2015.  Additionally, the Company agreed to issue restricted shares of common stock, based on the average daily closing price of the Company’s common stock in the prior quarter, during the term of the agreement described above.

The Company believes that the issuances of the restricted securities described above will be exempt from registration pursuant to (a) Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”); and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder.  With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was all privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain (or will contain when issued) an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The recipient (a) was an “accredited investor” and/or (b) received adequate information about us or had access, through employment or other relationships, to such information, to make an informed investment decision regarding the securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 7, 2015, Brian Waldo resigned as Chief Information Officer of the Company in order to pursue other opportunities.  Mr. Waldo was originally appointed as Chief Information Officer of the Company on May 15, 2013.

Following Mr. Waldo’s resignation we plan to rely on reddbug, pursuant to the agreement described above, for the services previously provided to us by Mr. Waldo.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

17.1**	Resignation of Brian Waldo as Chief Information Officer (January 7, 2015)
10.1*	reddbug Digital Marketing Agreement (December 2014)

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: January 13, 2015	By: /s/ Richard M. Morrell
Richard M. Morrell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

17.1**	Resignation of Brian Waldo as Chief Information Officer (January 7, 2015)
10.1*	Reddbug Digital Marketing Agreement (December 2014)

* Filed herewith.

** Furnished herewith.

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